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                        [LETTERHEAD OF SIDLEY & AUSTIN]

                                 June 10,1997

Peapod, Inc.
1033 University Place
Evanston, Illinois 60201

          Re:  Registration of 460,000 shares of Common Stock,
               $.01 par value, and associated Preferred Stock
               Purchase Rights
               ----------------------------------------------

Ladies and Gentlemen:

          We refer to the Registration Statement on Form S-1 being filed on June 10, 1997 by Peapod, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Rule 462(b) thereunder (the "Registration Statement") relating to the registration of 460,000 shares of Common Stock, $.01 par value (the "New Shares"), of the Company, together with 460,000 Preferred Stock Purchase Rights (the "Rights") associated therewith.
The terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement") entered into between the Company and First Chicago Trust Company of New York.

          The New Shares include 400,000 shares (the "Company Shares") to be sold by the Company and up to 60,000 shares, some or all of which may be sold by certain selling stockholders named in the Registration Statement pursuant to an over-allotment option (the "Overallotment Shares").

          We are familiar with the proceedings to date with respect to the proposed offering and sale of the New Shares, together with associated Rights, and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.
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Sidley & Austin                                                         Chicago

Peapod, Inc.
June 10, 1996
Page 2

      Based on the foregoing, we are of the opinion that:

      1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

      2. The Company Shares will be legally issued, fully paid and non-assessable when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) The Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Company Shares as contemplated by the Registration Statement; and (iii) certificates representing the Company Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefore (not less than the par value thereof).

      3. The Overallotment Shares have been legally issued and are fully paid and non-assessable.

      4. The Rights associated with the Company Shares will be legally issued when (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance of the Rights as contemplated by the Registration Statement; (iii) such Rights shall have been duly issued in accordance with the terms of the Rights Agreement; and (iv) the Company Shares shall have been duly issued and paid for as set forth in paragraph 2.

      5. The Rights associated with the Overallotment Shares will be legally issued when such Rights shall have been duly issued in accordance with the terms of the Rights Agreement.

      We do not find it necessary for the purpose of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the New Shares.

      This opinion is limited to the General Corporation Law of the State of Delaware and the Securities Act.

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SIDLEY & AUSTIN                                                          CHICAGO


Peapod, Inc.
June 10, 1996
Page 3


          We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement.


                                        Very truly yours,

                                        Sidley & Austin